                           INFORMATION RESOURCES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN















                           EFFECTIVE: JANUARY 1, 1999

                                                                      EXHIBIT ff

                          INFORMATION RESOURCES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

I.       PURPOSE

         The purpose of the Information Resources, Inc. Executive Deferred Compensation Plan is to provide a means whereby the Company may afford certain employees and senior management with an opportunity to accumulate additional financial security, by providing a vehicle to defer compensation amounts in excess of the dollar limitation of Internal Revenue Code Section 402(g) applicable to the amount of compensation which may be deferred under the Information Resources, Inc. 401(k) Retirement Savings Plan. By providing a means whereby Salary and/or Bonus may be deferred into the future, the Plan will aid in attracting and retaining executives of exceptional ability.

         Compensation reductions made pursuant to the Plan will be credited with investment gains or losses, in accordance with the Plan, and benefits will be paid to the Participant (or his or her Beneficiary) as described herein. The Plan is also designed to provide additional financial security at the time of Retirement, and to supplement other Company-sponsored benefits in the event of death or Disability.

II.      DEFINITIONS

2.02 "Administrative Committee" and "Committee" mean the Plan Committee appointed pursuant to Article VI to manage and administer the Plan.

2.03     "Age" means the Participant's chronological age on the relevant date.

2.04 "Agreement" means the Information Resources, Inc. Executive Deferred Compensation Plan Participation Agreement, executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Salary and/or Bonus pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.05 "Beneficiary" means the person, persons or trust who under the Plan, becomes entitled to receive a Participant's interest in the event of the Participant's death.

2.06 "Board of Directors" means the Board of Directors of Information Resources, Inc. or any committee acting within the scope of its authority.

2.07 "Bonus" means the cash compensation paid during a calendar year to the Participant in excess of Salary.

2.08 "Company" means Information Resources, Inc. (also known as IRI), and its successors and assigns.

2.09 "Company Matching Contribution" means an amount added to a Participant's Deferred Compensation Account, as provided in Section 3.05.

2.010 "Deferred Compensation Account" means the account(s) maintained by the Company for each Participant, pursuant to Article III. Notwithstanding the provisions of Section 8.10, a Participant's Deferred Compensation Account shall not constitute or be treated as a trust fund or escrow arrangement of any kind.

2.11 "Determination Date" means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in Article III hereof. The last day of each calendar quarter and the date of a Participant's Termination of Service shall be a Determination Date.

2.12 "Disability" shall have the same meaning and shall be determined in the same manner as in the Company's Long-Term Disability Plan.

2.13 "ERISA Funded" means that the Plan is prevented from meeting the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

2.14 "Executive Deferred Compensation Plan Trust" and "Trust" mean the Information Resources, Inc. Executive Deferred Compensation Plan Trust, an irrevocable grantor trust or trusts established by the Company, in accordance with Section 8.10, with an independent trustee for the benefit of persons entitled to receive payments under this Plan.

2.15 "Participant" means an employee of the Company who is eligible to participate in the Plan pursuant to Section 3.01, and who enters into an Agreement.

2.16 "Plan" means the Information Resources, Inc. Executive Deferred Compensation Plan, as amended from time-to-time.

2.17     "Plan Effective Date" means January 1, 1999.

2.18     "Plan Year" means a calendar year.

2.19 "Retirement Date" and "Retirement" mean the date of a Termination of Service of a Participant for reasons other than death or Disability after he or she attains age fifty (50) and the sum of such Participant's Years of Service and age equals or is greater than 55.

2.20 "Retirement Savings Plan" means the Information Resources, Inc. 401(k) Retirement Savings Plan as in effect and amended from time-to-time.

2.21 "Salary" for purposes of the Plan shall be the total of the Participant's base salary paid during a calendar year, and considered "wages" for Medicare and federal income tax withholding, but before any deferrals made pursuant to this or any other plan. For purposes of the Plan, Salary shall not include severance or other payments made in connection with a Participant's Termination of Service.

2.22 "Tax Funded" means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant.

2.23 "Termination of Service" means the Participant's ceasing his or her employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of Retirement, death, or Disability.

2.24 "Years of Service" shall have the same meaning as defined and measured under the Information Resources, Inc. 401(k) Retirement Savings Plan.

X.       ELIGIBILITY; PARTICIPATION LIMITS

3.03     a)    Eligibility to Participate. Participation in the Plan shall be limited to executives of the Company at the Senior Vice-President level and above or any other executive of the Company approved to participate by the Committee. It is the intention of the Company that all Participants satisfy the term a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA.

         a) Acknowledgement of Eligibility and Election to Participate. Each eligible employee shall annually acknowledge his or her eligibility to participate at such time and in such form as the Administrative Committee may require or permit. An eligible employee may elect to become a Participant with respect to a Plan Year by filing a properly completed Agreement with the Administrative Committee no later than December 1st of the preceding calendar year. An eligible employee shall become a Participant with respect to a Plan Year upon acceptance of his or her Agreement by the Administrative Committee. An Agreement, once accepted by the Administrative Committee, shall be irrevocable.

         b) New Participants. A Participant who first attains status of Senior Vice-President level and above or any other executive of the Company approved to participate by the Committee subsequent to January 1, 1999, shall be eligible to participate in the Plan after satisfying the requirements of Section 3.01(a) and (b) and shall be bound by all the terms and conditions of the Plan, provided, however, that his or her Agreement is filed no later than thirty (30) days following notification by the Administrative Committee of his or her eligibility to participate.

3.02 Deferral of Salary and/or Bonus. A Participant may elect to defer between zero percent (0%) and seventy-five percent (75%) of his or her Salary in five percent (5%) increments during a Plan Year. In addition, a Participant may elect to defer between zero percent (0%) and one hundred percent (100%) of his or her Bonus payable during a Plan Year in twenty percent (20%) increments,. At the time of election, a Participant may elect to defer a different percentage of his or her Salary or Bonus for each Plan Year and may also elect not to defer any portion of his or her Salary or Bonus in a Plan Year.

         A Participant shall make an annual election for an upcoming Plan Year by December 1st of the year preceding the Plan Year for which the election is being made. Except as provided in Section 4.07, "Hardship Distributions; Waiver of Deferral," any election so made shall be irrevocable with respect to Salary and Bonus applicable to the Plan Year. A Participant who does not file an Agreement for a Plan Year may file an Agreement for any subsequent Plan Year.

3.03 Suspension of Agreement to Defer Salary and/or Bonus. A Participant's Agreement to defer Salary and/or Bonus shall be suspended in the event that the Administrative Committee, in its sole discretion, reasonably determines that a Participant ceases to meet the eligibility requirements of the Plan.

3.04 Timing of Deferral Credits. The amount of Salary and/or Bonus that a Participant elects to defer in his or her Agreement shall cause an equivalent reduction in the Participant's Salary and/or Bonus, respectively. Deferrals shall be credited to the Participant's Deferred Compensation Account throughout the Plan Year as the Participant otherwise would have been paid the deferred portion of Salary and/or Bonus.

3.05 Company Matching Contribution. The Company may credit a Company Matching Contribution to a Participant's Deferred Compensation Account at some future date to be determined by the Administrative Committee.

3.06 Vesting. A Participant shall be one hundred percent (100%) vested in his or her Deferred Compensation Account equal to the amount of Salary and/or Bonus the Participant deferred into his or her Deferred Compensation Account and the investment gains or losses credited thereon. In the event a Company Matching Contribution is credited to a Participant's Deferred Compensation Account, the Company Matching Contribution and the investment gain or losses credited thereon shall vest in the same manner as under the Company's Retirement Savings Plan.

3.07 Determination of Account. Each Participant's Deferred Compensation Account as of each Determination Date shall consist of the balance of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date adjusted for:

         -  additional deferrals pursuant to Section 3.02,

         -  Company Matching Contributions (if any) pursuant to Section 3.05,

         -  distributions (if any); and

         - the appropriate investment earnings and gains and/or losses and expenses pursuant to Section 3.08.

         All adjustments and earnings related thereto,will be determined on a daily basis.

3.08 Deferred Compensation Account Investment Options. The Administrative Committee shall designate from time to time one or more investment options in which Deferred Compensation Accounts may be deemed invested. A Participant or Beneficiary shall allocate his or her Deferred Compensation Account among the deemed investment options by filing with the Administrative Committee a Deferral Allocation Election Form. A Participant may elect to allocate his or her Deferred Compensation Account, in ten percent (10%) increments among as many of the investment options which are offered by the Company. For the Plan Year beginning January 1, 1999, and until changed by the Administrative Committee, the Administrative Committee has designated the following phantom investment options:

         -  Short-Term Bond Portfolio

         -  Equity Index Portfolio

         -  Large Cap Growth Portfolio

         -  Enhanced U.S. Equity Portfolio

         -  Mid Cap Value Portfolio

         Any such investment allocation election shall be made initially on the Deferral Allocation Election Form and shall be subject to such rules as the Administrative Committee may prescribe, including, without limitation, rules concerning the manner of making deferral allocation elections and, the frequency and timing of changing such deferral allocation elections.

         The Administrative Committee shall have the sole discretion to determine the number of investment options to be designated hereunder and the nature of the options and may change or eliminate the investment options provided hereunder from time to time. For each investment option, the Administrative Committee shall, in its sole discretion, select a mutual fund, or an investment index, or shall create a phantom portfolio of such investments as it deems appropriate, to constitute the investment option. The Company may, but is under no obligation to, acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder.

         The Administrative Committee shall determine the amount and rate of investment gains or losses with respect to any such investment option for any period, and may take into account deemed expenses which would be incurred if actual investments were made.

3.09 Change of Investment Election. Effective as of any January 1, April 1, July 1 or October 1 (or if the New York Stock Exchange is not open for trading on such day, the close of the last business day of the prior month on which the New York Stock Exchange was open for trading), a Participant may elect by a written notice delivered to the Administrative Committee no later than the 20th day of the prior calendar month, to transfer all or any portion of his or her deemed investment and/or change the manner in which his or her future deferrals are deemed invested among the then-available investment options.

II.      DISTRIBUTIONS

4.01     Distribution on Retirement. Upon a Participant's Termination of
         Service on or after a Retirement Date, distribution of the Participant's Deferred Compensation Account, determined under Section 3.07, as of the Determination Date coincident with or next following such Retirement Date, shall be made or commence. The distribution shall be made as designated by the Participant in his or her Retirement Payout Election Form, subject to Section 4.05. In the event a distribution is made pursuant to this Section 4.01, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

4.02 Distribution on Death. Upon the death of a Participant prior to the distribution of all of his or her Deferred Compensation Account, distribution of the unpaid balance of the Deferred Compensation Account shall be made or continue to be made to such Participant's Beneficiary. If the distribution of the Participant's Deferred Compensation Account has not yet commenced as of the date of death, distribution to the Beneficiary shall be made or commence as soon as practicable and in any event within ninety (90) days following the Participant's death. The method of distribution shall be as designated by the Participant in his or her Retirement Payout Election Form, subject to Section 4.05.

         In addition to the distribution of the unpaid balance of a Participant's Deferred Compensation Account, in the event a Participant dies prior to his or her Retirement Date, the Company will pay the Participant's Beneficiary a $50,000 lump-sum survivor benefit. The Beneficiary of an employee who is eligible to participate in the Plan but elects not to participate is still eligible to receive the survivor benefit.

4.03 Distribution on Termination of Service. Unless otherwise directed by the Administrative Committee, upon the Termination of Service of a Participant prior to his or her Retirement Date for reasons other than death or Disability, distribution of the Participant's Deferred Compensation Account shall be made as soon as practicable and in any event within ninety (90) days after such Termination of Service, in a single lump sum, notwithstanding the provisions of Section 4.05(a) and
         (b). Upon a Termination of Service prior to his or her Retirement Date or death or Disability, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

4.04 Disability Benefit. In the event a Participant incurs a Disability which first manifests itself after the Participant's initial participation in the Plan but prior to his or her Retirement Date, distribution of the Participant's Deferred Compensation Account shall be made or commence as soon as practicable after the Participant incurs the Disability and in any event within ninety (90) days, following receipt of notice by the Committee of the Participant's Disability. The distribution shall be made as designated by the Participant in his or her Retirement Payout Election Form, subject to Section 4.05. Such benefit shall be payable until the earliest of the following events:
         (i) there is no longer any balance in the Participant's Deferred Compensation Account; (ii) the Participant ceases to be Disabled and resumes employment with the Company; or (iii) the Participant dies. Disability benefits shall be treated as distributions from a Participant's Deferred Compensation Account.

         If a Disability occurs during the period elected in the Agreement, the disabled Participant's Agreement shall be suspended, and further deferrals shall not be required during the period of Disability.

4.05     Method of Timing of Distribution.

         e) Election in Agreement. Except in the case of a Termination of Service prior to a Participant's Retirement Date for reasons other than death or Disability, distribution of the Participant's Deferred Compensation Account shall be made in a lump sum or installments, as elected by the Participant in his or her Retirement Payout Election Form relating to each respective Deferred Compensation Account. Installment payments shall be made monthly over a period not to exceed twenty (20) years, as elected by the Participant in his or her Retirement Payout Election Form. The amount of each monthly installment shall be determined annually and shall be equal to the quotient obtained by dividing the balance of the Participant's Deferred Compensation Account being distributed in installments by the number of installments remaining to be paid, including the current installment.

         f) Election to Change Method of Distribution. A Participant may, by written request filed with the Administrative Committee at least thirteen (13) months prior to the distribution or commencement of distribution of a Deferred Compensation Account, change the method of distribution elected with respect to a Deferred Compensation Account to any other method permitted under Section 4.05(a), provided that such request shall not be effective unless and until approved by the Committee. After a Participant's death, the Participant's Beneficiary may petition the Administrative Committee requesting an acceleration of benefit payments otherwise due to be paid to the Beneficiary. The Administrative Committee may, but is not required to, grant the Beneficiary's request.

         g) Notwithstanding any payment method elected by a Participant or Beneficiary, the Company may, in its sole discretion, elect to pay in a lump sum any Deferred Compensation Account whose balance is less than $10,000.

4.01 Interim Distribution. At the time a Participant executes an Agreement, he or she may elect to receive an interim distribution equal to the lesser of the principal amount deferred pursuant to such Agreement or the value as of the time of the interim distribution of the Deferred Compensation Account relating to such Agreement. The interim distribution election shall specify the year ("Distribution Year") in which such interim distribution shall be made, which shall be no less than three (3) Plan Years after the Plan Year in which the deferral was originally made. Provided the Participant has not had an earlier Termination of Service, Disability or death, the interim distribution shall be made in a lump sum no later than January 31st of the Distribution Year. Once a Participant elects to receive an interim distribution, the election shall be irrevocable. Any interim distribution paid shall be deemed a distribution, and shall be deducted from the Participant's Deferred Compensation Account. A separate interim distribution election shall be made for each

         Plan Year in which amounts are deferred and a separate interim distribution election shall be made for both Salary and Bonus deferrals.

         If a Participant is not currently deferring any portion of his or her Salary or Bonus pursuant to the terms of this Plan at the time he or she is scheduled to receive an interim distribution, and his or her remaining Deferred Compensation Account balance after the interim distribution was paid would be less than $5,000, the Participant will be paid his or her total Deferred Compensation Account balance at the time the interim distribution is due to be paid.

4.02 Hardship Distributions; Waiver of Deferral. In the event that the Administrative Committee, upon written petition of the Participant or his or her Beneficiary, determines in its sole discretion, that the Participant or his or her Beneficiary has suffered an unforeseeable financial emergency, the Company may pay to the Participant or his or her Beneficiary as soon as reasonably practicable following such determination, an amount, not in excess of the Participant's Deferred Compensation Account, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted, as may result from illness, casualty loss or sudden financial reversal. Financial needs arising from foreseeable events, such as the purchase of a residence or education expenses for children, shall not be considered a financial emergency. The Committee shall also grant a waiver of the Participant's Agreement to defer a percentage of Salary and/or Bonus upon finding that the Participant has suffered an unforeseeable financial emergency. The waiver shall be for such period of time as the Committee deems necessary under the circumstances.

4.03 Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government.

4.04 Commencement of Payments. Unless otherwise provided, payments under this Plan shall commence as soon as practicable following the Participant's eligibility for payment, but in no event later than ninety (90) days following receipt of notice by the Administrative Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan, or at such other date as may be determined by the Administrative Committee in its sole discretion.

4.5 Lump-sum Settlement Option. Notwithstanding any other provision of this Plan, any Participant or Beneficiary may, at any time elect to receive an immediate lump sum payment of the balance of his or her Deferred Compensation Account, reduced by a penalty equal to ten percent (10%) of the value of the Participant's remaining Deferred Compensation Account. The ten percent (10%) penalty amount shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or his or her Beneficiary. In the event no such request is made by a Participant or Beneficiary, the Participant's Deferred Compensation Account shall be paid in accordance with the provisions of this Article
         IV. Any Participant who elects to receive an immediate lump sum payment pursuant to this Section 4.10, shall forego further participation in the Plan for the remainder of the Plan Year in which the payment is received, in addition to the subsequent Plan Year.

4.6 Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.11. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include a contingent Beneficiary. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect at the time any benefits payable under this Plan become due, the Beneficiary shall be the Beneficiary designated by the Participant in the Retirement Savings Plan, if any, or if no such designation exists under the Retirement Savings Plan, the Participant's estate.

4.7 Distributions in Cash. All distributions of Deferred Compensation Accounts shall be paid in United States dollars.

X.       CLAIM FOR BENEFITS PROCEDURE


5.05 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

         a)    The specific reason or reasons for the denial of the claim;

         b) A reference to the relevant Plan provisions upon which the denial is based;

         c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

         d)    An explanation of the Plan's claim review procedure.

5.01 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may file a written request within ninety (90) days to the Committee requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his or her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

5.02 Decision Upon Review of a Denial of a Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

         b)    Include specific reasons for the decision;

         c) Be written in a manner calculated to be understood by the claimant; and

         d) Contain specific references to the relevant Plan provisions upon which the decision is based.


         The decision of the Committee shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant. No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after the claim and review process described in this
         Article V has been exhausted. Judicial review of Committee action shall be limited to whether the Committee acted in an arbitrary and capricious manner.

VI.      ADMINISTRATION

6.06 Plan Administrative Committee. The Plan shall be administered by the Administrative Committee. The Administrative Committee may assign duties to an officer or other employees of the Company, and may delegate such duties as it sees fit. A member of the Administrative Committee who is also a Participant shall not be involved in the decisions of the Administrative Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

6.07 General Rights, Powers and Duties of Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have complete discretion to exercise the following powers and duties:

         a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

         b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

         c) To maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law;

         d) To construe and interpret the Plan, and to resolve all questions arising under the Plan;

         e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

         f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such persons any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate, and the Committee shall be responsible for the prudent monitoring of their performance; and

         g) To be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

6.01 Information to be Furnished to Committee. The records of the Company shall be determinative of each Participant's period of employment, Termination of Service and the reason therefore, Disability, leave of absence, reemployment, Years of Service, personal data, and Salary and/or Bonus. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

6.02 Responsibility. No member of the Administrative Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct (or that of the Committee, in which he or she participated); nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage.

III.     AMENDMENT AND TERMINATION

7.07 Amendment. The Plan may be amended in whole or in part by a written instrument adopted by the Company at any time. Notice of any material amendment shall be given in writing to the Administrative Committee and to each Participant and each Beneficiary. No amendment shall retroactively decrease either the balance of a Participant's Deferred Compensation Account or a Participant's interest in his or her Deferred Compensation Account as existing immediately prior to the later of the effective date or adoption date of such amendment.

7.08 Company's Right to Terminate. The Company reserves the sole right to terminate, by action of its Administrative Committee, the Plan and/or the Agreement pertaining to a Participant at any time prior to the commencement of payment of his or her benefits. In the event of any such termination, a Participant shall be deemed to have incurred a Termination of Service, and his or her Deferred Compensation Account shall be paid in the manner provided in Section 4.03.

7.09 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if:

         The Plan is held to be ERISA Funded or Tax Funded by a federal court,and appeals from that holding are no longer timely or have been exhausted. The Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so amend the Plan could subject the Company or the Participants to material penalties. Upon any such termination, the Company may:

               a) Transfer the rights and obligations of the Company and some or all Participants as determined by the Company in its discretion, to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is substantially similar in all other respect to this Plan, if the Company determines that it is possible or desirable to establish such a Plan;

               b) If the Company, in its sole discretion, determines that it is not possible or desirable to establish the Plan in (a) above, for some or all Participants, such Participants shall be paid a lump sum equal to the value of his or her Deferred Compensation Account;

               c) Pay to a Participant a lump sum benefit equal to the value of his or her Deferred Compensation Account to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits;

               d) Pay to a Participant a lump sum benefit equal to the value of his or her Deferred Compensation Account if, based on a legal opinion satisfactory to the Company, there is a significant risk that such Participant will be determined not to be part of a "select group of management or highly compensated employees" for purposes of ERISA.

         A lump sum payment to be made in accordance with this Section shall be subject to the provisions of Section 4.09.

VIII.    MISCELLANEOUS

8.08 Separation of Plan: No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

8.09 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant and his or her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

8.010 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Salary and/or bonus payable to the Participant.

8.011 Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant or Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation. However, an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.

8.012 Protective Provisions. In order to facilitate the payment of benefits hereunder, each employee designated eligible to participate in the Plan, shall cooperate with the Company by furnishing any and all information requested by the Company, including taking such physical examinations as the Company may deem necessary, and taking such other actions as may be requested by the Company. If the employee refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan, including, but not limited to, the survivor benefit provided under
         Section 4.02. In the event a Participant has a balance in his or her Deferred Compensation Account, the Participant or his or her Beneficiary shall receive a benefit equal to his or her Deferred Compensation Account determined pursuant to Section 3.08 and paid in accordance with Section 4.03.

8.013 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.014 Gender and Number. Wherever appropriate herein, the masculine may mean feminine and the singular may mean the plural, or vice versa.

8.015 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.016 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent not pre-empted by Federal Law.

8.17 Executive Deferred Compensation Plan Trust. The Company may establish a Trust with (an) independent trustee(s), and shall comply with the terms of the Trust. The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") equal in value to all or a portion of the amount necessary, calculated in accordance with the terms of the Trust, to pay the Company's obligations under the Plan (the "Funding Amount"), and may make additional transfers to the trustee(s) as may be necessary in order to maintain the Funding Amount. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust. To the extent that Trust Property shall be used to pay the Company's obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust. Trust Property will nevertheless be subject to claims of the Company's creditors in the event of bankruptcy or insolvency of the Company, and the Participant's rights under the Plan and Trust shall at all times be subject to the provisions of Section 8.02.


IN WITNESS WHEREOF, the Company has adopted the Information Resources, Inc. Executive Deferred Compensation Plan effective January 1, 1999.


INFORMATION RESOURCES, INC.



By:
    ----------------------------------------

Its:
    ----------------------------------------